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                                                                 EXHIBIT 10.13

                         DEFERRED COMPENSATION AGREEMENT

         AGREEMENT dated as of ____________________ between Diebold, Incorporated, an Ohio corporation (the "Company"), and
______________________________ ("Executive").

         The Omnibus Budget Reconciliation Act of 1993 included a new provision,
Section 162(m) of the Internal Revenue Code (the "Code"), which generally disallows a tax deduction to public companies for compensation over $1 million paid to persons named in the Summary Compensation Table for proxy statement purposes and employed by the Company at the end of the applicable year.

         Executive and the Company desire to take action to ensure that the Company is not denied a tax deduction for any compensation paid to Executive owing to the limitation set forth in Section 162(m) of the Code.

         NOW, THEREFORE, in consideration of the premises, the parties hereto have agreed, and do agree, as follows:

1. DEFERRAL OF COMPENSATION. If, but for the application of this Agreement, the Company's deduction of a portion of the compensation due to Executive in a tax year would, in the reasonable judgment of the Company, be disallowed pursuant to
Section 162(m) of the Code, then the Company shall defer payment of that portion of the compensation due to Executive.

2. PERIOD OF DEFERRAL. Executive may specify in a writing substantially in the form hereto as Exhibit A (the "Election Agreement") whether the period of deferral for an amount deferred will be until (i) December 31 of the first succeeding tax year in which such amount, when added to all other compensation received or to be received by the Executive in such year, would not be non-deductible by the Company by reason of Section 162(m) of the Code, (ii) the date the Executive ceases to be an associate of the Company by reason of death, retirement or otherwise (or 90 days thereafter in the event the Executive ceases to be an associate on December 31 of a year) or (iii) a period of time following the date the Executive ceases to be an associate by reason of death, retirement or otherwise, as specified by the Executive in the Election Agreement. Executive also may specify in the Election Agreement whether the amount deferred shall be paid to the Executive in a lump sum or in a number of approximately equal quarterly installments (not to exceed 40). Executive shall complete and deliver an initial Election Agreement to the Secretary of the Company. This Election Agreement shall be effective for the ______ tax year and shall continue to be effective from year to year until revoked or modified by written notice to the Secretary of the Company. In order to be effective to revoke or modify

                                      44
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an election, a revocation or modification must be delivered prior to the beginning of the first year of service for which such compensation is payable.

3. INTEREST ON DEFERRED AMOUNTS. Compensation that an Executive elects to defer shall be treated as if it were set aside in an account ("Account") on the date the compensation would otherwise have been paid to the Executive. Such Account will be credited with interest computed quarterly (based on calendar quarters) as of the date of deferral in the Account during each quarter at such rate and in such manner as determined by the Board of Directors or its Compensation and Organization Committee. Unless otherwise determined by the Board of Directors or its Compensation and Organization Committee, interest to be credited hereunder shall be credited at Moody's Seasoned Corporate Bond Index Rate plus three (3) percent on the last day of each calendar quarter. Interest for a calendar quarter shall be credited to the Account as of the first day of the following quarter.

4. DEATH OF AN EXECUTIVE. In the event of the death of an Executive, the amount of the Executive's Account shall be paid to the beneficiary ("Beneficiary") designated in a writing substantially in the form attached hereto as Exhibit B (the "Beneficiary Designation"), in accordance with the Executive's Election Agreement. An Executive's Beneficiary Designation may be changed at any time prior to his death by the execution and delivery of a new Beneficiary Designation. The Beneficiary Designation on file with the Company that bears the latest date at the time of the Executive's death shall govern. In the absence of a Beneficiary Designation or the failure of any Beneficiary to survive the Executive, the amount of the Executive's Account shall be paid to the Executive's estate in a lump sum 90 days after the appointment of an executor or administrator. In the event of the death of the Beneficiary or Beneficiaries after the death of an Executive, the remaining amount of the Account shall be paid in a lump sum to the estate of the last Beneficiary to receive payments 90 days after the appointment of an executor or administrator.

5. ACCELERATION. Notwithstanding the provisions of the foregoing: (i) if a Change in Control (as defined in the 1992 Deferred Incentive Compensation Plan) occurs, the amount of the Executive's Account shall immediately be paid to the Executive in full; (ii) in the event of an unforeseeable emergency, as defined in section 1.457-2(h)(4) and (5) of the Income Tax Regulations, that is caused by an event beyond the control of the Executive or Beneficiary and that would result in severe financial hardship to the individual if acceleration were not permitted, the Company may in its sole discretion accelerate the payment to the Executive or Beneficiary of the amount of his Account, but only up to the amount necessary to meet the emergency.



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6. NON-ALIENATION OF DEFERRED COMPENSATION. Except as permitted by this
Agreement, no right or interest under this Agreement of the Executive or Beneficiary shall, without the written consent of the Company, be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment or other legal process or (iii) in any manner liable for or subject to the debts or liabilities of the Executive or Beneficiary.

7. INTEREST OF EXECUTIVE. The obligation of the Company under this Agreement to make payment of amounts reflected in an Account merely constitutes the unsecured promise of the Company to make payments from its general assets as provided herein, and neither Executive nor any Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company. The Company may create a trust to hold funds, securities or other assets to be used in payment of its obligations under this Agreement, and may fund such trust; PROVIDED, HOWEVER, that any funds contained therein shall remain liable for the claims of the Company's general creditors.

8. GOVERNING LAW. The provisions of this Agreement shall be governed and construed in accordance with the laws of the State of Ohio.

                  IN WITNESS WHEREOF, ______________________________ and the
Company, by a duly authorized officer, have executed this Agreement as of the day and year first above written.

Attest:                                    DIEBOLD, INCORPORATED

                                           By:
------------------------                      --------------------------------

                                              --------------------------------
                                                       Executive Signature



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                                                                   EXHIBIT A

                               ELECTION AGREEMENT

                  This Election Agreement is being filed pursuant to the Agreement dated as of ____________________ between Diebold, Incorporated (the "Company") and the undersigned.

                  1.       PERIOD OF DEFERRAL

                                    Please defer payment or make payment of the
                           first installment of amounts deferred under the Agreement as follows:

                            a. December 31 of the first succeeding year in which the deferred amount, or portion of such deferred amount would not be non- deductible to the Company by reason of Section 162(m) of the Code [ ]

                            b.     Defer until the date I cease to be an
                                   associate of the Company [ ]

                            c. Defer until _______________ after the date I cease to be an associate of the Company [ ] (specify period)

                  2.       METHOD OF PAYMENT

                                    Please make payment of the above specified
                           deferred amount together with all accrued interest as follows:

                            a.     Pay in lump sum  [  ]

                            b. Pay in _____ approximately equal quarterly installments (may not be more than 40) [ ]

                  I understand that (i) this Election Agreement shall continue to be effective from year to year and (ii) in order to be effective to revoke or modify this Election Agreement with respect to compensation otherwise payable in a particular year, a revocation or modification must be delivered to the Secretary of the Company prior to the beginning of the year of service for which such compensation is payable. Capitalized terms used, but not otherwise defined, in this Election Agreement shall have the respective meanings assigned to them in the Agreement.

Dated this _____ day of _______________, 199__.

-----------------------------------
         (Signature)

-----------------------------------
         (Print or type name)


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                                                                    EXHIBIT B

                             BENEFICIARY DESIGNATION

I designate my beneficiaries with respect to my Account pursuant to that certain Deferred Compensation Agreement, dated as of , , by and between myself and Diebold, Incorporated, to be as follows:

         I.       PRIMARY
                  BENEFICIARY:
                              ------------------------------------------------

                  RELATIONSHIP:
                               ------------------------------------------------



         II.      CONTINGENT
                  BENEFICIARIES:
                                -----------------------------------------------

                                -----------------------------------------------

                                -----------------------------------------------

                                -----------------------------------------------

                                -----------------------------------------------

                  RELATIONSHIPS:
                                -----------------------------------------------




--------------------------------------
         (Signature)

Date:
     ---------------------------------

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                           AMENDMENT NO. 1 TO DEFERRED
                             COMPENSATION AGREEMENT

         Diebold, Incorporated, an Ohio corporation and * hereby amend the Agreement dated as of * between the respective parties as hereinafter set forth. Words and phrases used herein with initial capital letters that are defined in the Agreement are used herein as so defined.

         A new paragraph 9 is hereby added to read as follows:

                  "9. Company shall have discretion in interpreting and administering this Agreement, including the right to designate the payments from which amounts are deferred. The Company, therefore, may designate that amounts be deferred from certain payments of incentive compensation before any deferral from payments of base salary. Any amounts deferred shall accrue interest as required under paragraph 3 of the Agreement. Notwithstanding paragraph 2 of the Agreement, in the event that the Company determines that it has deferred an amount in excess of the minimum amount necessary in order to avoid the loss of a tax deduction under Section 162(m) of the Code (the "Excess Amount"), the Company shall promptly return to the Executive the Excess Amount, along with any interest accrued on such amount."

         IN WITNESS WHEREOF, * and the Company, by a duly authorized officer, have executed this Amendment as of the _____ day of __________, 199__.

ATTEST:                                DIEBOLD, INCORPORATED

                                         By:
---------------------------------           ---------------------------------
                                               Gerald F. Morris
                                               Executive Vice President and
                                               Chief Financial Officer



                                         ---------------------------------
                                                  *
                                                  Executive